UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.        )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HURON CONSULTING GROUP INC.
(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

HURON CONSULTING GROUP INC.
550 West Van Buren Street
Chicago, IL 60607

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2025

Appointment of Proxy Solicitor

Subsequent to the filing of the Proxy Statement for our Annual Meeting of Stockholders to be held on Friday, May 9, 2025, Huron Consulting Group Inc. (the "Company") engaged D.F. King & Co., Inc. ("DF King") to act as the Company's proxy advisor to assist the Company in soliciting proxies related to the proposals set forth in the Proxy Statement and to be voted upon at the Annual Meeting, and at any adjournments or postponements thereof. DF King may solicit proxies personally, electronically or by telephone.

The Company has agreed to pay DF King $10,000, plus customary costs and expenses not to exceed $5,000, for these services. The Company also agreed to indemnify DF King against certain claims arising in connection with the proxy solicitation.

Except as specifically supplemented by the information contained in this supplement and the supplemental materials filed with the Securities and Exchange Commission (“SEC”) on March 28, 2025, all information set forth in the Proxy Statement remains unchanged. This supplement should be read in conjunction with the Proxy Statement and the supplemental materials filed with the SEC on March 28, 2025. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.